UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    May 6, 2015

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01.   Results of Operations and Financial Condition and Regulation FD Disclosure

On May 7, 2015, j2 Global, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal 2015.  In the press release, the Company also reaffirmed its previously issued financial estimates for fiscal 2015 of revenues between $690 and $710 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $3.97.

The Company also announced that it has declared a quarterly cash dividend of $0.30 per common share. The dividend will be paid on June 3, 2015, to all shareholders of record as of the close of business on May 19, 2015. Future dividends will be subject to approval by the Company’s Board of Directors.

Also on May 7, 2015, at 5:00 p.m. Eastern Time, the Company hosted its first quarter 2015 earnings conference call and Webcast. Via the Webcast, the Company presented portions of its May 2015 Investor Presentation, which contains a summary of the Company’s financial results for the fiscal quarter ended March 31, 2015, reaffirmed financial estimates for the fiscal year 2015, and certain other financial and operating information regarding the Company. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	On May 6, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Los Angeles, California.

(b)	Below are the voting results for the matters submitted to the Company's stockholders for a vote at the Annual Meeting:

(1)	The election of the following six director nominees to serve for the ensuing year and until their successors are elected and qualified. All nominees were elected as directors with the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas Y. Bech	39,239,757	954,640	96,377	4,310,438
Robert J. Cresci	31,856,232	8,338,147	96,395	4,310,438
W. Brian Kretzmer	39,614,551	579,829	96,394	4,310,438
Jonathan F. Miller	39,686,709	507,670	96,395	4,310,438
Richard S. Ressler	39,362,272	832,107	96,395	4,310,438
Stephen Ross	39,578,442	616,070	96,262	4,310,438

(2)	A proposal to ratify the appointment of BDO USA, LLP to serve as the Company’s independent auditors for fiscal 2015. This proposal was approved with the following vote:

For	44,182,412
Against	322,953
Abstain	95,847
Broker Non-Votes	0

(3)	A proposal to approve, in an advisory vote, the compensation of the named executive officers. This proposal was approved with the following vote:

For	39,324,707
Against	860,708
Abstain	105,359
Broker Non-Votes	4,310,438

(4)	A proposal to approve the Company’s 2015 Stock Option Plan. This proposal was approved with the following vote:

For	38,339,193
Against	1,855,669
Abstain	95,912
Broker Non-Votes	4,310,438

(5)
A proposal to authorize an amendment of the Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc. (“j2 Cloud Services”), a wholly owned subsidiary of the Company, to remove a voting provision that requires the vote of the stockholders of the Company in order for j2 Cloud Services to take certain actions.  This proposal was approved with the following vote:

For	40,049,266
Against	138,006
Abstain	103,502
Broker Non-Votes	4,310,438

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release dated May 7, 2015.

99.2	May 2015 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: May 7, 2015	By:	/s/ R. Scott Turicchi
R. Scott Turicchi President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 7, 2015.

99.2	May 2015 Investor Presentation.